UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5. – Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on April 30, 2019, the Compensation Committee ("Committee") of the Board of Directors of Kemper Corporation ("Company") approved a Non-Employee Director Restricted Stock Unit Award Agreement ("RSU Agreement"). The RSU Agreement will be used for restricted stock unit ("RSU") awards to the Company’s non-employee directors. An RSU award covering shares of the Company's Common Stock with a grant date value of $130,000 is automatically granted to each non-employee director at the conclusion of each Annual Shareholder Meeting, under the current non-employee director compensation program. The RSU Agreement provides for a one-year vesting period and conversion to common stock on the later of the vesting date or the date elected pursuant to a timely deferral election made by a non-employee director. A copy of the RSU Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Shareholders was held on Wednesday, May 1, 2019 in Chicago, Illinois to vote on four proposals, for which the final vote results are set forth below.

Proposal 1:    Election of Directors.

Shareholders elected each of the nine nominees for director. Vote results were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Teresa A. Canida	48,651,682	144,025	49,259	11,299,397
George N. Cochran	48,622,335	155,922	66,709	11,299,397
Kathleen M. Cronin	48,645,588	144,100	55,278	11,299,397
Lacy M. Johnson	48,645,236	142,261	57,469	11,299,397
Robert J. Joyce	48,583,847	193,080	68,039	11,299,397
Joseph P. Lacher, Jr.	48,663,461	118,173	63,332	11,299,397
Christopher B. Sarofim	48,655,069	123,671	66,226	11,299,397
David P. Storch	48,591,731	184,092	69,143	11,299,397
Susan D. Whiting	48,629,557	160,726	54,683	11,299,397

Proposal 2:    Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2019.

A majority of shareholders voted, on an advisory basis, to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2019. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
59,177,896	756,059	210,408	—

Proposal 3:    Advisory vote to approve the compensation of the Company's Named Executive Officers.

A majority of shareholders voted, on an advisory basis, to approve the compensation of the Company's Named Executive Officers. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
46,707,685	1,969,625	167,656	11,299,397

Proposal 4:    Vote to approve the Company's 2019 Employee Stock Purchase Plan.

A majority of shareholders voted, in favor of the Company's 2019 Employee Stock Purchase Plan. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
48,359,965	372,975	112,026	11,299,397
Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.    Description
10.1 Non-Employee Director Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	May 1, 2019	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary & General Counsel